EXHIBIT 99.1

ORCHID ISLAND CAPITAL ANNOUNCES
OCTOBER 2014 MONTHLY DIVIDEND AND
SEPTEMBER 30, 2014 RMBS PORTFOLIO CHARACTERISTICS

•	October 2014 Monthly Dividend of $0.18 Per Share
•	Estimated Book Value Per Share at September 30, 2014 of $13.28
•	5.9% Total Return on Equity for the Quarter, or 23.6% Annualized
•	RMBS Portfolio Characteristics as of September 30, 2014

Vero Beach, FL, October 9, 2014 - Orchid Island Capital, Inc. (the “Company”) (NYSE:ORC) announced that today the Board of Directors declared a monthly cash dividend for the month of October 2014. The dividend of $0.18 per share will be paid October 31, 2014, to holders of record on October 28, 2014, with an ex-dividend date of October 24, 2014.

The Company intends to make regular monthly cash distributions to its stockholders. In order to qualify as a real estate investment trust (“REIT”), the Company must distribute annually to its stockholders an amount at least equal to 90% of its REIT taxable income, determined without regard to the deduction for dividends paid and excluding any net capital gain. The Company will be subject to income tax on taxable income that is not distributed and to an excise tax to the extent that certain percentages of its taxable income is not distributed by specified dates. The Company has not established a minimum distribution payment level and is not assured of its ability to make distributions to stockholders in the future.

As of October 9, 2014, the Company had 13,076,981 shares outstanding.  At September 30, 2014 and June 30, 2014,  the Company had 13,024,449 and 9,632,108 shares outstanding, respectively.

Estimated September 30, 2014 Book Value Per Share

The Company’s estimated book value per share as of September 30, 2014 was $13.28.  The Company computes book value per share by dividing total stockholders' equity by the total number of shares outstanding of the Company's common stock. At September 30, 2014, the Company's preliminary estimated total stockholders' equity was approximately $173.0 million with 13,024,449 common shares outstanding. These figures and the resulting estimated book value per share are preliminary, subject to change, and subject to review by the Company’s independent registered public accounting firm.

Estimated Return on Equity

The Company’s estimated return on equity for the quarter ended September 30, 2014 was 5.9%, or 23.6% on an annualized basis. The Company calculates return on equity as the sum of dividends declared and paid during the quarter plus changes in book value during the quarter, divided by the Company’s stockholders’ equity at the beginning of the quarter.  The total return was $0.77 per share, comprised of dividends per share of $0.54 and an increase in book value per share of $0.23 from June 30, 2014.

RMBS Portfolio Characteristics

Details of the RMBS portfolio as of September 30, 2014 are presented below. These figures are preliminary and subject to change and, with respect to figures that will appear in the Company’s unaudited financial statements and associated footnotes as of and for the three month period ended September 30, 2014, are subject to  review by the Company’s independent registered public accounting firm.

•	RMBS Assets by Agency
•	Investment Company Act of 1940 Whole Pool Test Results
•	Repurchase agreement exposure by counterparty
•	RMBS Risk Measures

About Orchid Island Capital, Inc.

Orchid Island Capital, Inc. is a specialty finance company that invests in Agency RMBS that are either traditional pass-through Agency RMBS or structured Agency RMBS. Orchid Island Capital, Inc. intends to elect to be taxed as a real estate investment trust for federal income tax purposes.

Forward Looking Statements

This press release contains forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. These forward looking statements are based upon Orchid Island Capital, Inc.’s present expectations, but these statements are not guaranteed to occur. Investors should not place undue reliance upon forward looking statements. For further discussion of the factors that could affect outcomes, please refer to the “Risk Factors” section of the Company’s Form 10-K for the year ended December 31, 2013.

RMBS Valuation Characteristics
($ in thousands)
				Percentage	Weighted	Realized
	Current	Fair	Current	of	Average	Sep 2014 CPR
Asset Category	Face1	Value1	Price	Portfolio	Coupon	(Reported in Oct)
As of September 30, 2014
Adjustable Rate RMBS	$3,568	$3,847	107.83	0.33%	3.56%	0.00%
10-1 Hybrid Rate RMBS	70,758	71,442	100.97	6.08%	2.54%	4.02%
Hybrid Adjustable Rate RMBS	70,758	71,442	100.97	6.08%	2.54%	4.02%
15 Year Fixed Rate RMBS	81,102	85,346	105.23	7.26%	3.40%	5.92%
20 Year Fixed Rate RMBS	169,450	180,459	106.50	15.35%	4.00%	2.24%
30 Year Fixed Rate RMBS	705,544	770,052	109.14	65.48%	4.58%	5.43%
Total Fixed Rate RMBS	956,096	1,035,857	108.34	88.09%	4.38%	5.29%
Total Pass-through RMBS	1,030,422	1,111,146	107.83	94.50%	4.26%	5.13%
Interest-Only Securities	326,309	45,947	14.08	3.91%	4.12%	17.74%
Inverse Interest-Only Securities	110,644	18,671	16.88	1.59%	6.24%	15.47%
Structured RMBS	436,953	64,618	14.79	5.50%	4.73%	17.17%
Total Mortgage Assets	$1,467,375	$1,175,764		100.00%	4.29%	9.81%

(1)
Amounts include assets with a fair value of approximately $67.1 million purchased in September 2014 which settle in October 2014.  Amounts do not include assets with a fair value of approximately $249.4 million sold in September 2014 which settle in October 2014.

RMBS Assets by Agency			Investment Company Act of 1940 (Whole Pool) Test
($ in thousands)			($ in thousands)
		Percentage			Percentage
	Fair	of		Fair	of
Asset Category	Value	Portfolio	Asset Category	Value	Portfolio
As of September 30, 2014			As of September 30, 2014
Fannie Mae	$798,733	67.9%	Whole Pool Assets	$947,947	80.6%
Freddie Mac	367,096	31.3%	Non Whole Pool Assets	227,817	19.4%
Ginnie Mae	9,935	0.8%	Total Mortgage Assets	$1,175,764	100.0%
Total Mortgage Assets	$1,175,764	100.0%

Repurchase Agreement Exposure By Counterparty
($ in thousands)
			Weighted
		% of	Average
	Total	Total	Maturity	Longest
As of September 30, 2014	Borrowings1	Debt	in Days	Maturity
Citigroup Global Markets Inc	$260,602	20.8%	20	12/2/2014
J.P. Morgan Securities LLC	184,938	14.7%	86	3/10/2015
CRT Capital Group, LLC	104,245	8.3%	39	11/24/2014
Morgan Stanley & Co	91,526	7.3%	48	11/17/2014
Mitsubishi UFJ Securities (USA), Inc	84,358	6.7%	14	11/25/2014
KGS-Alpha Capital Markets, L.P	84,208	6.7%	38	12/3/2014
Cantor Fitzgerald & Co	77,731	6.2%	34	11/10/2014
ED&F Man Capital Markets Inc	73,103	5.8%	61	2/2/2015
Goldman, Sachs & Co	72,615	5.8%	31	11/21/2014
Mizuho Securities USA, Inc	43,525	3.5%	13	10/22/2014
Guggenheim Securities, LLC	41,228	3.3%	22	10/24/2014
South Street Securities, LLC	38,255	3.0%	17	10/27/2014
Daiwa Securities America Inc.	33,200	2.6%	43	11/12/2014
Suntrust Robinson Humphrey, Inc	32,245	2.6%	2	10/2/2014
Other	33,949	2.7%	36	11/19/2014
Total Borrowings	$1,255,728	100.0%	38	3/10/2015

(1)
Amounts include repurchase agreement balances of approximately $238.5 million securing assets with a fair value of approximately $249.4 million sold in September 2014 that settle in October 2014.  In September 2014, the Company purchased assets with a fair value of approximately $67.1 million which settle in October 2014 that are expected to be funded by repurchase agreements.

RMBS Risk Measures
($ in thousands)
Mortgage Assets
		Weighted
		Average	Weighted	Weighted	Modeled	Modeled
		Months	Average	Average	Interest	Interest
		To Next	Lifetime	Periodic	Rate	Rate
	Fair	Coupon Reset	Cap	Cap Per Year	Sensitivity	Sensitivity
Asset Category	Value	(if applicable)	(if applicable)	(if applicable)	(-50 BPS)(1)	(+50 BPS)(1)
As of September 30, 2014
Adjustable Rate RMBS	$3,847	6	10.05%	2.00%	$11	$(19)
Hybrid Adjustable Rate RMBS	71,442	101	7.54%	2.00%	1,637	(1,935)
Total Fixed Rate RMBS	1,035,857	n/a	n/a	n/a	17,751	(24,851)
Total Pass-through RMBS	1,111,146	n/a	n/a	n/a	19,399	(26,805)
Interest-Only Securities	45,947	n/a	n/a	n/a	(6,825)	5,779
Inverse Interest-Only Securities	18,671	1	6.39%	n/a	(1,027)	(269)
Structured RMBS	64,618	n/a	n/a	n/a	(7,852)	5,510
Total Mortgage Assets	$1,175,764	n/a	n/a	n/a	$11,547	$(21,295)
Funding Hedges
					Modeled	Modeled
					Interest	Interest
			Average	Hedge	Rate	Rate
			Notional	Period	Sensitivity	Sensitivity
			Balance	End Date	(-50 BPS)(1)	(+50 BPS)(1)
Eurodollar Futures Contracts - Short Positions			$500,000	Dec-2018	$(9,072)	$10,470
Payer Swaption			275,000	Sep-2025	(2,369)	4,841
Grand Total					$106	$(5,984)

(1)
Modeled results from Citigroup Global Markets, Inc. Yield Book. Interest rate shocks assume instantaneous parallel shifts and horizon prices are calculated assuming constant LIBOR OAS. These results are for illustrative purposes only and actual results may differ materially.

Contact:

Orchid Island Capital, Inc.
Robert E. Cauley
3305 Flamingo Drive, Vero Beach, Florida 32963
Telephone: (772) 231-1400